EXHIBIT 10.9.3

                  AGREEMENT OF RECIPROCAL EASEMENTS, COVENANTS,
                           CONDITIONS AND RESTRICTIONS

THIS AGREEMENT OF RECIPROCAL EASEMENTS, COVENANTS, CONDITIONS AND RESTRICTIONS (this "Agreement"), is made as of the 16th day of June, 2003, by and between Cambridge Apartments, Inc., a Minnesota corporation ("Lot 1 Owner") and Navarre Corporation, a Minnesota corporation ("Lot 2 Owner") (Lot 1 Owner and Lot 2 Owner are referred to herein collectively as the "Parcel Owners").

RECITALS

Lot 1, Block 1, Five Thousand Winnetka 2nd Addition, Hennepin County, Minnesota, together with an easement for driveway purposes over a portion of Lot 2, Block 1, Five Thousand Winnetka 2nd Addition, Hennepin County, Minnesota, as set forth in Driveway Easement dated July 7, 1994, recorded on July 14, 1994, as Document No. 6312505 AND together with an easement for parking lot purposes over the South 130 feet of the West 160 feet of the West 1/2 of the Southeast Quarter of the Northwest Quarter of Section 8, Township 118, Range 21 including the possible future increase of the boundary of the easement area over the balance of the South 300 feet of the West 160 feet of the West 1/2 of the Southeast Quarter of the Northwest Quarter of Section 8, Township 118, Range 21 as granted and defined in Parking Lot Easement Agreement dated August 11, 1998, filed September 4, 1998, as Document No. 6963000. Abstract Property.

Lot 2 Owner owns the real property located in the City legally described as: (i) That part of Outlot A, embraced within the Southwest Quarter of the Northwest Quarter of Section 8, Township 118, Range 21, Five Thousand Winnetka 2nd Addition; (ii) Outlot A, Five Thousand Winnetka 2nd Addition, Hennepin County, Minnesota; and (iii) The West 160 feet of the South 300 feet of the West 1/2 of the Southeast 1/4 of the Northwest 1/4 of Section 8, Township 118, Range 21
(the real property described in (i), (ii) and (iii) are collectively referred to hereinafter as "Lot 2") (Lots 1 and Lot 2 are hereinafter at times individually referred to as a "Parcel" and collectively referred to as the "Parcels").

A Preliminary Site Plan showing the location of the building and improvements to be placed on Lot 2 (noting that Lot 2 Owner is intending to replat its property as noted on the site plan, which as replatted will continue to be Lot 2 for purposes of this Agreement) and the current improvements located on Lot 1 is attached hereto as Exhibit A (the "Site Plan").

The Parcel Owners desire to enter into this Agreement to establish certain easements, covenants, conditions and restrictions with respect to the Parcels.

NOW THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby declare that each of the following grants, easements, covenants, conditions and restrictions shall exist at all times hereafter and be binding upon, and inure to the benefit of, the Parcels.

Easements, Agreements and Grants.

Access for Emergency Vehicles. Subject to the conditions and limitations hereinafter set forth, Lot 1 Owner hereby declares and grants for the benefit of Lot 2 Owner, its successors and assigns, a non-exclusive easement for the benefit of Lot 2 upon, over and across that part of Lot 1 as legally described in the attached Exhibit B (collectively, the "Driveway Easement"), which is identified as Driveway Easement on the attached Exhibit B Driveway Plan, for the sole and exclusive purpose of providing the Lot 2 Owner from time to time with vehicular ingress and egress across the Driveway Easement as necessary to permit the fire department and other emergency vehicles of the City access through the Driveway Easement to Lot 2.

The Driveway Easement may not be closed, blocked, altered, modified or otherwise changed as to the location, alignment, configuration or any other aspect of the Driveway Easement without the prior written consent of the Lot 2 Owner or the City, except to the extent required by law or in case of emergencies.

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The costs for the initial construction of the Driveway Easement shall be paid for by the Lot 2 Owner. After initial construction, the maintenance and repair of the Driveway Easement shall be the responsibility of Lot 1 Owner.

Storm Water Drainage. Subject to the conditions and limitations hereinafter set forth, the Parcel Owners, each for itself, hereby declares and grants for the benefit of the Parcels a non-exclusive easement appurtenant to each of the Parcels over, across, upon and under those portions of the Parcels set forth and legally described on Exhibit C (the "Storm Sewer Easement Area"), and as shown and identified on the Storm Water Drainage Plan attached hereto as Exhibit C (the "Storm Water Plan"), for the sole and exclusive purpose of running and transferring water accumulating and originating on each of the Parcels to the subsurface storm sewer and drainage lines and surface drainage ways to be located within the Storm Sewer Easement Area (collectively, the "Storm Sewer System"), together with the right of access to the Storm Sewer Easement Area and the areas adjacent thereto as may be reasonably and temporarily necessary for purposes of installing, maintaining, repairing, replacing, removing, enlarging and renewing the Storm Sewer System. The establishment of the Storm Sewer System is subject to the conditions that: the owner of each of the Parcels shall not permit the flow of toxic or hazardous substances or any other substances from such Parcel into the Storm Sewer System which is not permitted to be discharged into the storm water pond (as set forth and identified on Exhibit C) ("Storm Water Pond") or any public storm sewer serving the Parcels by any applicable law, statute or regulation or otherwise; subject to any other lot owners rights in the Storm Water Pond as identified in the Planned Unit Development for Five Thousand Winnetka 2nd Addition, the owner of each of the Parcels shall not permit any other party or property to discharge water into the Parcels and/or into the Storm Water Pond serving the Parcels and no right to transfer or run water is granted hereunder other than to the owner(s) of each Parcel for water accumulating or originating on such Parcel; and no such running or transferring of water shall result in water being discharged at a rate or in a volume in excess of that permitted by the design standards applicable to the Storm Sewer System. After completion of construction, no Parcel owner may modify, alter or otherwise change the location, alignment, configuration, capacity or any other aspect of the Storm Sewer System without the prior written consent of the owners of the Parcels which are affected by such modification, alternation or other change.

Notwithstanding Lot 1 Owner's obligations to maintain the Storm Water Pond as set forth and described in the Agreement dated April 29, 1994 and recorded as Document No. 6312502, the Parcel Owners shall be jointly responsible for maintaining the Storm Sewer System in good repair at all times by the Parcel Owners with Lot 1 Owner being responsible for 50% of the costs and Lot 2 Owner being responsible for 50% of the cost (such proration being calculated based on the square footage of the roofs of the buildings located on the respective Parcels). In the event of deterioration of, damage to or destruction of any part of the Storm Sewer System, either party, its successors or assigns shall have the right to repair the storm Sewer System as necessary to keep it operational. In the event either Parcel Owner undertakes repairs to the Storm Sewer System the other Parcel Owner agrees to reimburse to the Lot Owner who made the repairs within thirty (30) days after receipt of request of payment from such Lot Owner an amount equal to its proportionate share as identified in this Section 1(b). The Parcel Owner requesting payment will provide the other Parcel Owner with copies of any contracts relating to such repairs, or invoices relating thereto.

Water. Subject to the conditions and limitations hereinafter set forth, Lot 2 Owner hereby grants for the benefit of Lot 1 Owner a non-exclusive easement that burdens Lot 2 and benefits Lot 1 over, across, upon and under that portion of Lot 2 as set forth and legally described and depicted in the attached Exhibit D (the "Water Easement Area"), as may be reasonably necessary for the sole and exclusive purpose of permitting the flow of water through the water lines and related appurtenances located within the Water Easement Area that services Lot 1 (collectively, the "Water System"), together with the right of access to the Water Easement Area and the areas adjacent thereto as may be reasonably and temporarily necessary for the sole and exclusive purposes of installing, maintaining, repairing, replacing, removing, enlarging and renewing the Water System.

Following construction of the Water System, no Parcel owner may modify, alter or otherwise change the location, alignment, configuration, capacity or any other aspect of the Water System without the prior written consent of the owner of each Parcel effected by such modification, alteration or other change. To the extent any Parcel owner damages the Water System due to its negligence then it shall be the party responsible to pay for the repairs to the main trunk line serving the Parcels. Subject to the foregoing

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sentence, to the extent that the Water System serves only one Parcel, after the initial construction, the Owner of the benefited Parcel shall pay all costs associated with maintaining the Water System.

Utility Relocation. In connection with the initial development of the improvements to be located on Lot 2, the six inch (6") sanitary sewer line located on Lot 1 will need to be relocated to connect it up to the main sanitary sewer trunk line that the City is relocating from Lot 2 to the right-of-way in an easement previously granted to the City that is located on 49th Avenue. In addition to improve fire safety, the existing water hydrant currently located on the southerly side of the Driveway Easement on Lot 1 will be relocated to the northerly side of the Driveway Easement. Additionally, to accommodate the links (described below) the gas meter on Lot 1 will need to be relocated to another location on Lot 1. The new locations of the relocated sanitary sewer, water hydrant and gas service are shown and on the attached Exhibit E. All costs associated with the relocation of the sanitary sewer, water hydrant and gas meter on Lot 1 to the new locations depicted on Exhibit E shall be paid for by Lot 2 Owner. Following the relocation Lot 1 Owner shall thereafter be responsible to maintain the utilities described herein that are for the use and benefit of Lot 1.

Temporary Easement for Links. Lot 1 Owner and Lot 2 Owner hereby grant to each other a temporary easement to permit the construction of, and ingress to and from and through, the links that are set forth in crosshatching and as legally described on the attached Exhibit F (the "Links Easement Area"). The links shall be constructed in the Links Easement Area as designated on Exhibit F, which shall temporarily connect the buildings located or to be located on the Parcels. Pursuant to the terms of the Navarre Lease (defined herein) all costs and expenses associated with the initial construction and ultimate removal of the links and the repair and restoration of each building associated with the link removal shall be paid for by Navarre Corporation. The Links Easement Area is established effective as of the date of this Agreement, is coterminous with the term (including all renewals and extensions thereof) of the Navarre Lease. Accordingly, unless otherwise agreed to in writing by the then Owners of Lots 1 and 2, this temporary Link Easement shall expire upon the earlier termination or expiration of the Navarre Lease. All costs associated with removing the links constructed in the Link Easement, and restoring the improvements on Lot 1 to the condition that existed before the Links were built shall be set forth and governed by the terms of the Navarre Lease.

Parking and Drive Area. Lot 1 Owner and Lot 2 Owner currently have the Original Parking Agreement regarding parking as is set forth therein. Lot 1 Owner and Lot 2 Owner agree to terminate the Original Parking Agreement and all easement rights to parking identified in the Parking Lot Agreement. As consideration for the termination, Lot 2 Owner will be responsible to pay all fees, costs, and expenses related to constructing the replacement parking ("Replacement Parking") that is set forth and identified in the attached Exhibit G, which will be located on Lot 1. From and after the initial construction of the Replacement Parking, Lot 1 Owner will be responsible to maintain the Replacement Parking (subject to any obligations of Lot 2 Owner under the terms of the Navarre Lease during the terms of said Lease). Additionally, a drive area connecting the Lot 1 parking area and Lot 2 parking area which face 49th Avenue North will need to be paved based on requirements of the City. The Lot 2 Owner shall pay the initial costs incurred to pave the drive area ("Drive Area") set forth and identified as the Drive Area on the attached Exhibit G. From and after the initial construction and paving of the Drive Area, Lot 1 Owner will be responsible to maintain the Drive Area on Lot 1 and Lot 2 Owner will be responsible to maintain any of the Drive Area located on Lot 2. Lot 1 Owner and Lot 2 Owner shall mutually cooperate with each other to complete the Replacement Parking and Drive Area in accordance with all requirements of the City.

Duration. Except with respect to the Link Easement which shall expire as stated in Section 1 (e) above, the easements, covenants, conditions and restrictions contained herein shall be perpetual, shall created mutual benefits and covenants running with the land and shall be binding upon any owner or Permittees of the Parcels and their respective heirs, personal representatives, successors and assigns. Any owner of Lot 1 will mean "Lot 1 Owner " as used herein. Any owner of Lot 2 will be referred to herein as "Lot 2 Owner ", and Lot 1 Owner and Lot 2 Owner are collectively referred to herein as the "Owners".

Conditions and Restrictions Concerning Construction and Building Maintenance. Use and enjoyment by any Parcel owner of the easements rights and Agreements herein granted shall be subject to the following terms, covenants and restrictions.

Each Parcel owner (each, a "Constructing Owner"), which engages in construction, repair or maintenance related to its Parcel or within any of the easements granted herein located on another Parcel shall pay all reasonable costs and expenses incurred by any other Parcel owner due to damage to such

                                                                              26

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Parcel owner's Parcel arising from or related to such Constructing Owner's construction operations at such Parcel. Each Parcel owner shall defend, indemnify and hold harmless each other Parcel owner and its tenants and occupants from and against any and all loss, costs, damage, liability, claim or expense (including, without limitation, reasonable attorneys' fees and costs) arising from or relating to such Parcel owner's construction operations. No Parcel owner shall permit or suffer any mechanic's lien claims to be filed or otherwise asserted against any part of the Parcels in connection with such owner's construction operations, and such owner shall promptly discharge the same in case of the filing of any claims for liens or proceedings for the enforcement thereof. In the event such owner in good faith desires to contest the validity or amount of any mechanic's lien, such owner shall have the right to contest the validity or amount of any such mechanic's lien, provided that (i) such owner deposits with the owner of the Lot affected by such mechanic's lien cash or a letter of credit or other security reasonably acceptable to such affected owner in an amount equal to one hundred twenty-five percent (125%) of the amount of said lien to ensure payment and prevent any sale or forfeiture of any part of the affected Parcel by reason of nonpayment; (ii) neither the affected Parcel nor any part thereof or interest therein would be in any substantial danger of being sold, forfeited or lost; (iii) such affected owner would not be in any substantial danger of any civil or criminal liability for failure to comply therewith; and (iv) such owner promptly notifies such affected owner, in writing, of such contest. Any such contest shall be prosecuted with due diligence and such owner shall promptly after the final determination thereof pay the amount of any such lien, together with all interest, penalties and other costs payable in connection therewith. Each Parcel owner and its Permittees shall be solely responsible for the transportation, safekeeping and storage of materials and equipment used in connection with the construction operations on such Constructing Owner's Parcel, and for the removal of waste and debris therefrom. In the event any construction operations related to a Parcel detrimentally affect the condition of any portion of the Parcels, such owner shall restore the Parcels, or any part thereof, to its condition existing prior to commencement of such construction operations, including, without limitation, any filling and compacting of all excavations, repaving of paved areas and replacement of landscaping.

Indemnification. Each owner of a Parcel shall defend, indemnify and hold the other Parcel owner from and against any and all claims, actions, damages, fines, liabilities and expenses of every kind, nature and sort whatsoever (including reasonable attorneys' fees, court costs and expenses) which may be imposed upon, incurred by or asserted against the indemnified Parcel owner or its property in connection with loss of life, personal injury and/or property damage arising from or relating to any occurrence in, upon or at the indemnified owner's Parcel, or any part thereof, by the indemnifying party, or from the exercise of the easements rights granted herein, except to the extent caused by the willful or negligent acts or omissions of the indemnified party or to the extent covered by insurance. With respect to any indemnification provided for hereunder, the indemnifying Parcel owner shall immediately respond and take over the expense, defense and investigation of all such claims arising under this indemnity. Insurance. Each Parcel Owner, at its sole cost and expense, shall obtain and keep in force, or cause to be obtained and kept in force, public liability and property damage insurance in commercially reasonable amounts for so long as this Agreement shall remain in full force and effect.

Not a Public Dedication. Nothing herein contained shall be deemed to be a grant of dedication of any portion of the Parcels to the general public for any public purposes whatsoever, it being the intent of the Parcel Owners that this Agreement shall be strictly limited to and for the purposes herein expressed. Subject to the conditions and limitations set forth in Paragraphs 1 and 2, each Parcel owner shall have the right to close any portion of its Parcel to the extent as may, in such Parcel owner's reasonable opinion, be necessary to prevent a dedication thereof or the accrual of any rights to any person or the public therein.

Partial Invalidity. Invalidation of any of the provisions of the covenants, conditions and restrictions herein contained, whether by order of court of competent jurisdiction or otherwise, shall in no way affect any of the provisions which shall remain in full force and effect.

Entire Agreement; Amendment. This Agreement contains the entire agreement with respect to the subject matter herein contained and all preliminary negotiations with respect to the subject matter herein contained are merged into and incorporated into this Agreement and all prior documents and correspondence with respect to the subject matter herein contained are superseded and of no further force and effect. This Agreement may be amended from time to time only by written instrument executed by each of the entities having an ownership interest in any Parcel subject to the terms and conditions of this Agreement at the time of such amendment, which instrument shall be recorded on the office of the County Recorder and Registrar of Titles of Hennepin County, Minnesota.

                                                                              27

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Estoppel Certificate. Any owner of a Parcel shall, upon the written request of any owner of any other Parcel, issue to such other owner or its respective mortgagee, tenant or purchaser, an estoppel certificate stating, to the best of the issuer's knowledge: whether it knows of any default under this Agreement by the requesting Parcel owner, and, if there are any known defaults, specifying the nature thereof; whether this Agreement has been assigned, modified or amended in any way by it and if so, then stating the nature thereof; whether this Agreement is in full force and effect; and whether there are any sums due and owing by any owner of any Parcel under this Agreement.

Notices. All notices and demands herein required shall be in writing and shall be sent by United States certified mail return receipt requested, personal delivery, overnight courier (guarantying next day delivery) or facsimile to the owner at the address of such owner for the subject parcel. All notices shall be deemed given two (2) business days following deposit in United States Mail with respect to a certified or registered letter, one (1) business day following deposit if delivered to an overnight courier guarantying next day delivery or on the same day if sent by personal delivery or telecopy with proof of transmission. Any party may change its address for the service of notice by giving written notice of such change to the party in the manner above specified.

Reimbursement. Lot 2 Owner agrees to reimburse Lot 1 Owner for its reasonable professional fees and out-of-pocket costs in connection with this Agreement supported by invoices in an amount not to exceed $12,500.

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

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        SIGNATURE PAGE FOR AGREEMENT OF RECIPROCAL EASEMENTS, COVENANTS,
                           CONDITIONS AND RESTRICTIONS

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

CAMBRIDGE APARTMENTS, INC.

By:___________________________________________

       Its:

STATE OF MINNESOTA    )
      ) ss
COUNTY OF HENNEPIN    )

The foregoing instrument was acknowledged before me this ____ day of _____________, 2003, by ______________, the ______________ of Cambridge
Apartments, Inc., a Minnesota corporation, for and on behalf of said corporation.

_______
Notary Public

NAVARRE CORPORATION

By:_____________________________________________

     Its:

STATE OF MINNESOTA    )
      ) ss
COUNTY OF HENNEPIN    )

The foregoing instrument was acknowledged before me this ____ day of ___________, 2003, by _________________, the _________________ Navarre
Corporation, a Minnesota corporation, for and on behalf of said corporation.

_______
Notary Public
THIS INSTRUMENT DRAFTED BY:
Winthrop & Weinstine, P.A. (BGT)
3000 Dain Rauscher Plaza
60 South Sixth Street
Minneapolis, MN 55402
2012068_6

                                                                              29

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        SIGNATURE PAGE FOR AGREEMENT OF RECIPROCAL EASEMENTS, COVENANTS,
                          CONDITIONS AND RESTRICTIONS

CONSENT

The undersigned, as the holder of (1) that certain Mortgage on the Lot 1 dated _________________, and filed of record ______________, in the office of the
Registrar of Titles in and for Hennepin County, Minnesota as Document No. 6963002, hereby consents to the foregoing Agreement of Reciprocal Easements, Covenants, Conditions and Restrictions.

                                                AMERICAN UNITED LIFE, INC.

                                                By: ____________________________
                                                         Its: __________________

STATE OF MINNESOTA    )
                      ) ss.
COUNTY OF HENNEPIN    )

The foregoing instrument was acknowledged before me this ____ day of ______________, 2003 by __________________________________, the
___________________ of American United Life, Inc., a __________________
corporation, on behalf of the corporation.

                                                 _______________________________
                                                        Notary Public

                                                                              30

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EXHIBIT A

[SITE PLAN MAP]

                                                                              31

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EXHIBIT B

[DRIVEWAY PLAN MAP]

                                                                              32

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EXHIBIT B - CONTINUED - Legal for Ingress and Egress Easement

A 15.00 foot wide easement for ingress and egress purposes over, under and across the following described property:

Lot 2, Block 1, Five Thousand Winnetka 2nd Addition, according to the recorded plat thereof, Hennepin County, Minnesota.

The west line of said easement is described as follows:

Beginning at the southwest corner of said Lot 2; thence on an assumed bearing of North 00 degrees 19 minutes 06 seconds West, along the west line of said Lot 2, a distance of 584.00 feet and said line there terminating.

And

A 15.00 foot wide easement for ingress and egress purposes over, under and across the following described property:

Lot 1, Block 1, Five Thousand Winnetka 2nd Addition, according to the recorded plat thereof, Hennepin County, Minnesota.

The east line of said easement is described as follows:

Beginning at the southeast corner of said Lot 1; thence on an assumed bearing of North 00 degrees 19 minutes 06 seconds West, along the east line of said lot 1, a distance of 612.00 feet and said line there terminating.

Together with a 28.00 foot wide easement for ingress and egress purposes over, under and across the above described property. The north line of said easement is described as follows:

Beginning at the point of terminating of the last described line; thence South 89 degrees 40 minutes 54 seconds West a distance of 105.00 feet and said line there terminating.

Together with a 21.00 foot wide easement for ingress and egress purposes over, under and across the above described property. The north line of said easement is described as follows:

Beginning at the point of termination of the above-described line; thence South 89 degrees 40 minutes 54 seconds West a distance of 181.49 feet to the west line of said Lot 1 and said line there terminating.

Said easement is for the benefit of Lot 1, Block 1, Paulsons Prairie.

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EXHIBIT C

[STORM WATER DRAINAGE PLAN MAP]

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

EXHIBIT C CONTINUED- Legals for Storm Water Easement Areas

A 40 foot wide easement for storm water purposes over, under and across the following described property:

Lot 1, Block 1, Paulsons Prairie, according to the recorded plat thereof, Hennepin County, Minnesota. The centerline of said easement is described as follows:

Commencing at the southeast corner of said Lot 1; thence on an assumed bearing of North 00 degrees 19 minutes 06 seconds West, along the east line of said Lot 1, distance of 105.00 feet to the point of beginning of the centerline to be described; thence North 00 degrees 19 minutes 48 seconds West a distance of
497.93 feet and said centerline there terminating.

Together with a 20 foot wide easement for storm water purposes over, under and across the above described property. The centerline of said easement is described as follows:

Beginning at the point of termination of the above described centerline; thence North 71 degrees 26 minutes 08 seconds East a distance of 115.00 feet and said centerline there terminating.

Said easement is for the benefit of Lot 1, Block 1, Five Thousand Winnetka 2nd Addition.

AND:

A 40 foot wide easement for storm water purposes over, under and across the following described property:

Lot 1, Block 1, Five Thousand Winnetka 2nd Addition, according to the recorded plat thereof, Hennepin County, Minnesota.

The centerline of said easement is described as follows:

Commencing at the southwest corner of said Lot 1; thence on an assumed bearing of North 00 degrees 19 minutes 06 seconds West, along the west line of said Lot 1, distance of 105.00 feet to the point of beginning of the centerline to be described; thence North 00 degrees 19 minutes 48 seconds West a distance of
497.93 feet and said centerline there terminating.

Together with a 20 foot wide easement for storm water purposes over, under and across the above described property. The centerline of said easement is described as follows:

Beginning at the point of termination of the above described centerline; thence North 71 degrees 26 minutes 08 seconds East a distance of 115.00 feet and said centerline there terminating.

Said easement is for the benefit of Lot 1, Block 1, Paulsons Prairie.

                                                                              35

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EXHIBIT D

[WATER LINE PLAN MAP]

EXHIBIT D CONTINUED- Legal for Watermain Easement

An easement for watermain purposes over, under and across the North 35 feet of the East 115 feet of Lot 1, Block 1, Paulson's Prairie, according to the recorded plat thereof, Hennepin County, Minnesota.

Said easement is for the benefit of Lot 1, Block 1, Five Thousand Winnetka 2nd Addition.

EXHIBIT E

[UTILITY RELOCATION PLAN MAP]

Blue - Relocated Water Hydrant

Pink - Relocated 6" Sanitary Sewer Line Green Relocated Gas Service

EXHIBIT F

[EASEMENT FOR LINKS MAP]

EXHIBIT F -CONTINUATION WITH LEGAL OF BUILDING LINK EASEMENTS

A 40 foot wide easement for building line purposes over, under and across the following described property:

Lot 1, Block 1, Paulson's Prairie, according to the recorded plat thereof, Hennepin County, Minnesota.

The centerline of said easement is described as follows:

Commencing at the southeast corner of said Lot 1; thence on an assumed bearing of North 00 degrees 19 minutes 06 seconds West, along the east line of said Lot 1 a distance of 105.00 feet to the point of beginning of the centerline to be described; thence North 00 degrees 19 minutes 06 seconds West a distance of
71.00 feet and said centerline there terminating.

Together with a 40 foot wide easement for building link purposes over, under and across the above described property. The centerline of said easement is described as follows:

Commencing at the point of termination of above described centerline; thence North 00 degrees 19 minutes 06 seconds West a distance of 308.91 feet to the point of beginning of the centerline to be described; thence North 00 degrees 19 minutes 06 seconds West a distance of 44.00 feet and said centerline there terminating.

Said easement is for the benefit of Lot 1, Block 1, Paulsons Prairie.

AND

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

EXHIBIT F CONTINUED LINK EASEMENT LEGAL

A 40 foot wide easement for building line purposes over, under and across the following described property:

Lot 1, Block 1, Five Thousand Winnetka 2nd Addition, according to the recorded plat thereof, Hennepin County, Minnesota.

The centerline of said easement is described as follows:

Commencing at the southwest corner of said Lot 1; thence on an assumed bearing of North 00 degrees 19 minutes 06 seconds West, along the west line of said Lot 1 a distance of 105.00 feet to the point of beginning of the centerline to be described; thence North 00 degrees 19 minutes 06 seconds West a distance of
71.00 feet and said centerline there terminating.

Together with a 40 foot wide easement for building link purposes over, under and across the above described property. The centerline of said easement is described as follows:

Commencing at the point of termination of above described centerline; thence North 00 degrees 19 minutes 06 seconds West a distance of 308.91 feet to the point of beginning of the centerline to be described; thence North 00 degrees 19 minutes 06 seconds West a distance of 44.00 feet and said centerline there terminating.

Said easement is for the benefit of Lot 1, Block 1, Paulsons Prairie.

s:\main:\KKE:\Plats\building-winnetka

2038568v1

s:\main:\KKE:\Plats\building-paulsons

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